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                                   EXHIBIT 4.2

                      SPECIMEN OF COMMON STOCK CERTIFICATE

                            OF LUMINEX LIGHTING, INC.



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                                    SPECIMEN
                             LUMINEX LIGHTING, INC.
                   AUTHORIZED: 10,000,000 SHARES COMMON STOCK
                                  NO PAR VALUE


           THIS CERTIFIES THAT ___________________________________________ is
the registered holder of
__________________________________________________________ Shares of Luminex
Lighting, Inc., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Corporation properly endorsed.

           IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized offers and its Corporate Seal to be hereunder affixed this ___________ day of ______________________ A.D.
__________________

_____________________________                _____________________________
                    Secretary                                    President